Exhibit 17.1

                                                               December 28, 2004

Board of Directors
Calypso Wireless, Inc.
5753 NW 158th Street
Miami Lakes, FL 33014

Dear Sirs:

I hereby submit my resignation from the Board of Directors of Calypso Wireless, Inc. and From my position of President and Chief Executive Officer of the Corporation, effective immediately.

                                                   Cordially,


                                                   /s/  Ricardo A. Alvarez

                                                   Ricardo A. Alvarez